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Borders Group Reports Q1 2009 Results

Adjusted EBITDA $3.0 Million Compared to LY Adjusted
 EBITDA Loss of $14.3 Million
Operating Cash Flow Improved by $19.5 Million
Debt Reduced by $266.0 Million
SG&A Expenses Reduced by $48.1 Million

ANN ARBOR, Mich., May 26, 2009—Borders Group, Inc. (NYSE: BGP) today reported results for the fiscal first quarter of 2009, ended May 2.  Highlights include:

•	Adjusted EBITDA in the first quarter was $3.0 million compared to an adjusted EBITDA loss of $14.3 million a year ago.

•	First quarter cash flow from operations improved by $19.5 million over last year.

•	Operating SG&A expenses and inventory were reduced from the prior year by $48.1 million and $254.9 million, respectively.

•	Debt at the end of the first quarter was reduced by $266.0 million to $325.9 million—a 44.9% reduction over a year ago and $10.3 million—or 3.1%—less than the end of fiscal 2008.

•	Total consolidated first quarter sales were $641.5 million, down 12.1% from the prior year.

•	Comparable store sales for the first quarter declined by 13.5% and 5.5% at Borders superstores and Waldenbooks Specialty Retail stores, respectively.

•
On an operating basis, the company generated a first quarter loss from continuing operations of $15.9 million or $0.27 per share compared to a loss of $30.5 million or $0.51 cents per share for the same period a year ago. On a GAAP basis, the first quarter loss from continuing operations was $86.0 million or $1.44 per share compared to a loss of $30.1 million or $0.50 per share a year ago. The $1.44 per share loss includes $1.17 per share of non-operating charges that were primarily non-cash.

“We continued to strengthen the financial structure of the company by making further improvements to cash flow, debt and adjusted EBITDA,” said Borders Group Chief Executive Officer Ron Marshall.  “Make no mistake about it, we have much more work to do and will continue to maintain our financial discipline. At the same time, we know that we cannot save our way to prosperity. Our long-term success will come from doing a much better job of driving sales and that’s where our focus is right now.”

Consolidated Results

All sales and earnings/loss figures reported throughout this news release are on a continuing operations basis unless otherwise noted.

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Borders Group Q1 2009--2

First quarter consolidated sales were $641.5 million, down 12.1% from a year ago.  On an operating basis, Borders Group generated a first quarter loss of $15.9 million or $0.27 per share compared to a loss of $30.5 million or $0.51 per share for the same period last year. On a GAAP basis, the first quarter loss was $86.0 million or $1.44 per share compared to a GAAP loss of $30.1 million or $0.50 per share a year ago. The first quarter GAAP loss includes non-operating, after-tax charges—primarily non-cash—totaling $70.1 million.

Excluding non-operating charges, SG&A as a percent of sales improved over last year by 3.6% from 28.9% to 25.3% due to the company’s aggressive expense reduction initiatives, which were partially offset by de-leveraging due to negative sales trends. Expense reduction initiatives helped reduce SG&A dollar expenses by $48.1 million compared to the prior year. On a GAAP basis, SG&A as a percent of sales decreased in the first quarter by 2.4% from 29.3% to 26.9%.

Operating cash flow improved in the first quarter by $19.5 million to cash generated of $2.4 million compared to cash used of $17.1 million for the period in the prior year.

First quarter capital expenditures were $2.4 million compared to $27.0 million in 2008 as management took aggressive action to reduce capital expenditures. Debt at the end of the first quarter totaled $325.9 million compared to debt at the end of the first quarter a year ago of $591.9 million, a decrease of 44.9%. Inventory productivity improved as the company reduced its first quarter inventory investment to $893.0 million compared to year-ago inventory of $1.1 billion, a 22.2% reduction.

Non-Operating Adjustments

The following table details the non-operating adjustments for the first quarter 2009.

Non-Operating Adjustments	Q1 2009
Consulting, professional and other fees	$4.3 million	Cash item
Store closure and related items	($0.2) million	Cash item
Severance and other compensation costs	$0.4 million	Cash item
Accelerated depreciation-multimedia space reduction	$4.3 million	Non-cash item
Term loan cost/discount amortization	$1.6 million	Non-cash item
International “put” expiration	$16.2 million	Non-cash item
Warrant liability fair value adjustment	$32.9 million	Non-cash item
Total pre-tax non-operating adjustments	$59.5 million
Income taxes	$10.6 million	Non-cash item
Total after-tax non-operating adjustments	$70.1 million--$1.17 EPS

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Borders Group Q1 2009--3

Borders Superstores
Total sales at Borders superstores, including Borders.com, in the first quarter were $536.7 million, down 10.7% from a year ago.  Comparable store sales decreased by 13.5% at Borders superstores in the first quarter.

On an operating basis, the segment generated a first quarter loss of $12.7 million compared to a loss of $27.9 million for the same period a year ago. On a GAAP basis, the segment generated an operating loss in the first quarter of $16.5 million compared to a loss of $30.0 million the prior year.

No store openings or closings took place in the first quarter; therefore, the total number of Borders superstores remains unchanged from the close of fiscal 2008 at 515 locations.

Waldenbooks Specialty Retail
Total sales in the first quarter within the Waldenbooks Specialty Retail segment were $76.9 million, a 19.9% decline compared to the same period in 2008 as the number of stores was decreased to 376 at the end of the first quarter this year compared to 476 stores that were open at the close of the same period a year ago. The company closed 11 Waldenbooks locations in the first quarter of this year. Comparable store sales in the first quarter at Waldenbooks decreased by 5.5%.

On an operating basis, the segment generated an operating loss of $5.6 million compared to an operating loss of $12.8 million for the same period in 2008. On a GAAP basis, the segment generated an operating loss of $6.8 million compared to a loss of $13.6 million for the same period in 2008.

International
Total sales within the International segment (which consists primarily of Paperchase) totaled $27.9 million in the first quarter, which is down by 14.9% compared to a year ago. Excluding the impact of foreign currency translation, segment sales increased by 9.5% for the period.

On both an operating basis and GAAP basis, operating income in the International segment for the first quarter was $0.1 million compared to operating income of $1.4 million a year ago.

Next Financial Release-Q2 2009
Borders Group plans to issue fiscal second quarter 2009 results August 25.

About Borders Group
Headquartered in Ann Arbor, Mich., Borders Group, Inc. (NYSE: BGP) is a leading retailer of books, music and movies with more than 25,000 employees. Through its subsidiaries, the company operates approximately 1,000 stores worldwide primarily under the Borders® and Waldenbooks® brand names. For online shopping, visit Borders.com. For more information about the company, visit www.borders.com/investors.

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Borders Group Q1 2009--4

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expect,” “estimated,” “look toward,” “going forward,” “continue,” “maintain,” “planning,” “returning,” “guidance,” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address matters such as the company’s future financial condition and performance (including earnings per share, gross margins and inventory turns, liquidity, sales, including same-store sales, cost reduction initiatives, and anticipated capital expenditures and depreciation and amortization amounts) and its cost reduction initiatives and the benefits thereof. These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the company’s forward-looking statements.

These risks and uncertainties include, but are not limited to, consumer demand for the company’s products, particularly during the holiday season, which is believed to be related to general economic and geopolitical conditions, competition and other factors; the availability of adequate capital— including vendor credit— to fund the company’s operations and to carry out its strategic plans and the performance of the company’s information technology systems and the development of improvements to the systems necessary to implement the company’s strategic plan.

The company’s periodic reports filed from time to time with the Securities and Exchange Commission contain more detailed discussions of these and other risk factors that could cause actual results and plans to differ materially from those included in the forward-looking statements, and those discussions are incorporated herein by reference. The company does not undertake any obligation to update forward-looking statements.

###

Borders Group, Inc. Financial Statements
(amounts in millions, except per share amounts) Unaudited

Sales and Earnings Summary
	Quarter Ended May 2, 2009						Quarter Ended May 3, 2008 (1)
	Operating		Adjustments		GAAP		Operating	Adjustments	GAAP
	Basis (2)		(2)		Basis		Basis (3)	(3)	Basis
Borders Superstores	$536.7		$-		$536.7		$600.7	$-	$600.7
Waldenbooks Specialty Retail	76.9		-		76.9		96.0	-	96.0
International	27.9		-		27.9		32.8	-	32.8
Total sales	641.5		-		641.5		729.5	-	729.5
Other revenue	8.7		-		8.7		6.3	-	6.3
Total revenue	650.2		-		650.2		735.8	-	735.8
Cost of goods sold, including occupancy costs	507.7		(0.9)		506.8		566.1	1.5	567.6
Gross margin	142.5		0.9		143.4		169.7	(1.5)	168.2
Selling, general and administrative expenses	162.8		9.6		172.4		210.9	2.2	213.1
Asset impairments and other writedowns	-		0.1		0.1		-	-	-
Operating loss	(20.3)		(8.8)		(29.1)		(41.2)	(3.7)	(44.9)
Interest expense	4.9		1.6		6.5		8.3	1.2	9.5
Warrant / put expense (income)	-		49.1		49.1		-	(3.6)	(3.6)
Total interest expense (income)	4.9		50.7		55.6		8.3	(2.4)	5.9
Loss before income taxes	(25.2)		(59.5)		(84.7)		(49.5)	(1.3)	(50.8)
Income taxes (benefit)	(9.3)		10.6		1.3		(19.0)	(1.7)	(20.7)
Loss from continuing operations	$(15.9)		$(70.1)		$(86.0)		$(30.5)	$0.4	$(30.1)
Loss from operations of discontinued operations (net of tax)	-		-		-		(1.2)	-	(1.2)
Loss on disposal of discontinued operations (net of tax)	-		-		-		-	(0.4)	(0.4)
Loss from discontinued operations (net of tax)	-		-		-		(1.2)	(0.4)	(1.6)
Net loss	$(15.9)		$(70.1)		$(86.0)		$(31.7)	$-	$(31.7)

Basic EPS from continuing operations	$(0.27)		$(1.17)		$(1.44)		$(0.51)	$0.01	$(0.50)
Basic EPS from discontinued operations	$-		$-		$-		$(0.02)	$(0.01)	$(0.03)
Basic EPS including discontinued operations	$(0.27)		$(1.17)		$(1.44)		$(0.53)	$-	$(0.53)
Basic weighted avg. common shares	59.9		59.9		59.9		59.4	59.4	59.4

Comparable Store Sales
Borders Superstores	(13.5)%						(4.1)%
Waldenbooks Specialty Retail	(5.5)%						(0.8)%

Sales and Earnings Summary (As Percentage of Total Sales)
	Quarter Ended May 2, 2009						Quarter Ended May 3, 2008 (1)
	Operating		Adjustments		GAAP		Operating	Adjustments	GAAP
	Basis (2)		(2)		Basis		Basis (3)	(3)	Basis
Borders Superstores	83.7%		-%		83.7%		82.3%	-%	82.3%
Waldenbooks Specialty Retail	12.0		-		12.0		13.2	-	13.2
International	4.3		-		4.3		4.5	-	4.5
Total sales	100.0		-		100.0		100.0	-	100.0
Other revenue	1.4		-		1.4		0.9	-	0.9
Total revenue	101.4		-		101.4		100.9	-	100.9
Cost of goods sold, including occupancy costs	79.2		(0.2)		79.0		77.6	0.2	77.8
Gross margin	22.2		0.2		22.4		23.3	(0.2)	23.1
Selling, general and administrative expenses	25.3		1.6		26.9		28.9	0.4	29.3
Asset impairments and other writedowns	-		-		-		-	-	-
Operating loss	(3.1)		(1.4)		(4.5)		(5.6)	(0.6)	(6.2)
Interest expense	0.8		0.2		1.0		1.2	0.1	1.3
Warrant / put expense (income)	-		7.7		7.7		-	(0.5)	(0.5)
Total interest expense (income)	0.8		7.9		8.7		1.2	(0.4)	0.8
Loss before income taxes	(3.9)		(9.3)		(13.2)		(6.8)	(0.2)	(7.0)
Income taxes (benefit)	(1.4)		1.6		0.2		(2.6)	(0.3)	(2.9)
Loss from continuing operations	(2.5	) %	(10.9	) %	(13.4	) %	(4.2)%	0.1%	(4.1)%

Certain reclassifications have been made to conform to current year presentation.
(1) The results of Borders Australia, Borders New Zealand and Borders Singapore are reported as discontinued operations.
(2) Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, professional fees related to our turnaround efforts, amortization of the term loan discount and debt issuance costs, and non-cash charges related to the write-off of an intangible asset and the fair market value adjustment of the warrant liability. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.
(3) Results from 2008 were impacted by a number of non-operating items, including store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
                                                                               Condensed Consolidated Balance Sheets

	May 2,	May 3,	January 31,
	2009	2008	2009
Assets
Cash and cash equivalents	$45.7	$35.0	$53.6
Merchandise inventories	893.0	1,147.9	915.2
Other current assets	74.3	141.9	102.4
Current assets of discontinued operations	-	108.3	-
Property and equipment, net	469.0	589.9	494.2
Other assets and deferred charges	40.7	110.1	43.4
Goodwill	0.2	40.5	0.2
Noncurrent assets of discontinued operations	-	54.0	-
Total assets	$1,522.9	$2,227.6	$1,609.0
Liabilities and Stockholders’ Equity
Short-term borrowings and current portion of long-term debt	$319.1	$585.5	$329.8
Trade accounts payable	372.9	462.5	350.0
Other current liabilities	272.5	284.0	313.9
Current liabilities of discontinued operations	-	43.2	-
Long-term debt	6.8	6.4	6.4
Other long-term liabilities	374.0	368.1	345.8
Noncurrent liabilities of discontinued operations	-	26.7	-
Total liabilities	1,345.3	1,776.4	1,345.9
Total stockholders' equity	177.6	451.2	263.1
Total liabilities and stockholders’ equity	$1,522.9	$2,227.6	$1,609.0

Certain reclassifications have been made to conform to current year presentation.

Borders Group, Inc. Financial Statements
(dollars in millions)
Unaudited
Condensed Consolidated Statements of Cash Flows

	Quarter Ended
	May 2,	May 3,
	2009	2008
CASH PROVIDED BY (USED FOR):
OPERATIONS
Net loss from continuing operations	$(86.0)	$(30.1)
Adjustments to reconcile loss from continuing operations to operating cash flows:
Depreciation	27.6	26.9
Loss on disposal of assets	-	0.1
Stock-based compensation cost	(0.6)	1.9
Change in other long-term assets, liabilities and deferred charges	26.4	(6.1)
Write-off of intangible asset	16.2	-
Asset impairment and other writedowns	0.1	-
Decrease in inventories	22.9	94.0
Increase (decrease) in accounts payable	22.7	(49.4)
Cash provided by (used for) other current assets and other current liabilities	(26.9)	(54.4)
Net cash provided by (used for) operating activities of continuing operations
	2.4	(17.1)
INVESTING
Capital expenditures	(2.4)	(27.0)
Net cash provided by (used for) investing activities of
continuing operations	(2.4)	(27.0)
FINANCING
Net (repayment of) funding from credit facility	(7.5)	2.7
Funding from short-term note financing	-	42.5
Issuance of common stock	(0.3)	0.2
Issuance of long-term debt	-	1.1
Net repayment of long-term capital lease obligations	(0.1)	-
Payment of cash dividends	-	(6.5)
Net cash provided by (used for) financing activities of
continuing operations	(7.9)	40.0
Net cash provided by (used for) discontinued operations	-	(19.4)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7.9)	(23.5)
Cash and cash equivalents at beginning of period	53.6	58.5
Cash and cash equivalents at end of period	$45.7	$35.0

                                                                                                                                        Store Activity Summary

	Quarter Ended		Year Ended
	May 2,	May 3,	January 31,
	2009	2008	2009
Borders Superstores
Beginning number of stores	515	509	509
Openings	-	5	12
Closings	-	-	(6)
Ending number of stores	515	514	515
Ending square footage (in millions)	12.8	12.6	12.8

Waldenbooks Specialty Retail Stores (1)
Beginning number of stores	386	490	490
Openings-Airport Stores	1	-	8
Closings	(11)	(14)	(112)
Ending number of stores	376	476	386
Ending square footage (in millions)	1.4	1.8	1.4

(1) Includes all small format stores in malls, airports and outlet malls.

Borders Group, Inc. Segment Financial Information
(dollars in millions, except per share amounts)
Unaudited

	Quarter Ended May 2, 2009			Quarter Ended May 3, 2008
	Operating Basis (1)	Adjustments (1)	GAAP Basis	Operating Basis (2)	Adjustments (2)	GAAP Basis
Borders Superstores
Sales	$536.7	$-	$536.7	$600.7	$-	$600.7
Depreciation expense	20.1	4.3	24.4	23.0	-	23.0
Operating loss	(12.7)	(3.8)	(16.5)	(27.9)	(2.1)	(30.0)
Adjusted EBITDA (5)	7.4			(4.9)

Waldenbooks Specialty Retail
Sales	$76.9	$-	$76.9	$96.0	$-	$96.0
Depreciation expense	1.9	-	1.9	2.4	-	2.4
Operating loss	(5.6)	(1.2)	(6.8)	(12.8)	(0.8)	(13.6)
Adjusted EBITDA (5)	(3.7)			(10.4)

International (3)
Sales	$27.9	$-	$27.9	$32.8	$-	$32.8
Depreciation expense	1.3	-	1.3	1.5	-	1.5
Operating income	0.1	-	0.1	1.4	-	1.4
Adjusted EBITDA (5)	1.4			2.9

Corporate (4)
Operating loss	$(2.1)	$(3.8)	$(5.9)	$(1.9)	$(0.8)	$(2.7)
Adjusted EBITDA (5)	(2.1)			(1.9)

Consolidated (3)
Sales	$641.5	$-	$641.5	$729.5	$-	$729.5
Depreciation expense	23.3	4.3	27.6	26.9	-	26.9
Operating loss	(20.3)	(8.8)	(29.1)	(41.2)	(3.7)	(44.9)
Adjusted EBITDA (5)	3.0			(14.3)

(1) Results from 2009 were impacted by a number of non-operating items, including accelerated depreciation related to our multimedia reduction initiative, professional fees related to our turnaround efforts, amortization of the term loan discount and debt issuance costs, and non-cash charges related to the write-off of an intangible asset and the fair market value adjustment of the warrant liability. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.
(2) Results from 2008 were impacted by a number of non-operating items, including store closure costs, severance costs, professional fees related to strategic alternatives and amortization of the term loan discount and debt issuance costs, offset by income related to the fair market value adjustment of the warrant liability and related tax benefit. Therefore, solely for analytical purposes and as an aid to better understand underlying trends, operating basis data are presented excluding these items.
(3) Excludes the results of discontinued operations (Borders Australia, Borders New Zealand and Borders Singapore).
(4) The Corporate segment includes various corporate governance costs and corporate incentive costs.
(5) Adjusted EBITDA is operating income (loss) before depreciation and amortization.  Adjusted EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement. Adjusted EBITDA information is being included as we believe it is a commonly used measure of operating performance in the retail industry. Adjusted EBITDA is provided to enhance an investor’s understanding of our operating results. It should not be construed as an alternative to income from operations as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate Adjusted EBITDA in the same manner. As a result, Adjusted EBITDA as reported may not be comparable to Adjusted EBITDA as reported by other companies.